EXHIBIT 1(b)
                              TEJAS GAS CORPORATION
                            (a Delaware corporation)

                         565,000 SHARES OF COMMON STOCK

                   ------------------------------------------

                        INTERNATIONAL PURCHASE AGREEMENT

                   ------------------------------------------

Dated:  July ___, 1996

                                TABLE OF CONTENTS

INTERNATIONAL PURCHASE AGREEMENT.............................................1

SECTION  1. REPRESENTATIONS AND WARRANTIES...................................4
            (a)   REPRESENTATIONS AND WARRANTIES BY THE COMPANY..............4
                  (1)   Compliance with Registration Requirements............4
                  (2)   Incorporated Documents...............................5
                  (3)   Independent Accountants..............................5
                  (4)   Financial Statements.................................5
                  (5)   No Material Adverse Change in Business...............6
                  (6)   Good Standing of the Company.........................6
                  (7)   Good Standing of Subsidiaries........................6
                  (8)   Capitalization.......................................7
                  (9)   Authorization of Agreements..........................7
                  (10)  Authorization of Common Stock........................7
                  (11)  Absence of Defaults and Conflicts....................8
                  (12)  Violation of Law.....................................8
                  (13)  Absence of Proceedings...............................8
                  (14)  Accuracy of Exhibits.................................9
                  (15)  Description of the Securities........................9
                  (16)  Absence of Further Requirements......................9
                  (17)  Possession of Licenses and Permits...................9
                  (18)  Title to Property...................................10
                  (19)  Investment Company Act..............................10
                  (20)  Derivatives Business................................10
                  (21)  Compliance with Cuba Act............................10
            (b)   OFFICER'S CERTIFICATES....................................10

SECTION  2. SALE AND DELIVERY TO INTERNATIONAL UNDERWRITERS; CLOSING........11
            (a)   INITIAL SECURITIES........................................11
            (b)   OPTION SECURITIES.........................................11
            (c)   PAYMENT...................................................11
            (d)   DENOMINATIONS; REGISTRATION...............................12

SECTION  3. COVENANTS OF THE COMPANY........................................12
            (a)   COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION
                  REQUESTS..................................................12
            (b)   FILING OF AMENDMENTS......................................13
            (c)   DELIVERY OF REGISTRATION STATEMENTS.......................13
            (d)   DELIVERY OF PROSPECTUSES..................................13
            (e)   CONTINUED COMPLIANCE WITH SECURITIES LAWS.................13
            (f)   BLUE SKY QUALIFICATIONS...................................14
            (g)   RULE 158..................................................14
            (h)   USE OF PROCEEDS...........................................15
            (i)   LISTING...................................................15
            (j)   RESTRICTION ON SALE OF SECURITIES.........................15
            (k)   REPORTING REQUIREMENTS....................................15

SECTION  4. PAYMENT OF EXPENSES.............................................15
            (a)   EXPENSES..................................................15
            (b)   TERMINATION OF AGREEMENT..................................15

SECTION  5. CONDITIONS OF INTERNATIONAL MANAGERS' OBLIGATIONS...............16
            (a)   EFFECTIVENESS OF REGISTRATION STATEMENT...................16
            (b)   OPINION OF COUNSEL FOR COMPANY............................16
            (c)   OPINION OF COUNSEL FOR INTERNATIONAL MANAGERS.............16
            (d)   OFFICERS' CERTIFICATE.....................................17
            (e)   ACCOUNTANTS' COMFORT LETTERS..............................17
            (f)   BRING-DOWN COMFORT LETTER.................................17
            (g)   APPROVAL OF LISTING.......................................18
            (h)   LOCK-UP AGREEMENTS........................................18
            (i)   PURCHASE OF INITIAL U.S. SECURITIES.......................18
            (j)   CONDITIONS TO PURCHASE OF INTERNATIONAL OPTION
                  SECURITIES................................................18
            (k)   ADDITIONAL DOCUMENTS......................................19
            (l)   TERMINATION OF TERMS AGREEMENT............................19

SECTION  6. INDEMNIFICATION.................................................19
            (a)   INDEMNIFICATION OF INTERNATIONAL MANAGERS.................19
            (b)   INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS........20
            (c)   ACTIONS AGAINST PARTIES; NOTIFICATION.....................21
            (d)   SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE........21

SECTION  7. CONTRIBUTION....................................................21

SECTION  8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY..23

SECTION  9. TERMINATION.....................................................23
            (a)   PURCHASE AGREEMENT........................................23
            (b)   TERMS AGREEMENT...........................................23
            (4)   LIABILITIES...............................................24

SECTION  10.DEFAULT BY ONE OR MORE OF THE INTERNATIONAL MANAGERS............24

SECTION  11.NOTICES.........................................................25

SECTION  12.PARTIES.........................................................25

SECTION  13.GOVERNING LAW AND TIME..........................................25

SECTION  14.EFFECT OF HEADINGS..............................................25


                              TEJAS GAS CORPORATION

                            (a Delaware corporation)

                                 565,000 Shares
                                       of
                                  Common Stock
                           (Par value $0.25 per share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                   July , 1996
MERRILL LYNCH INTERNATIONAL
CAZENOVE & CO.
NATWEST SECURITIES LIMITED
      as Lead Managers of the several International Managers
c/o   Merrill Lynch International
      Ropemaker Place
      25 Ropemaker Street
      London EC2Y 9LY
      England

Ladies and Gentlemen:

      Tejas Gas Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to 2,260,000 shares of common stock, par value $0.25 per share (the "Common Stock"), of the Company.

      As used herein, "Initial International Securities" shall mean the 565,000 shares of Common Stock to be initially sold to the U.S. Underwriters; "International Option Securities" shall mean 84,750 additional shares of Common Stock to be sold to the International Managers to cover over-allotments; and "International Securities" shall mean the Initial International Securities and the International Option Securities.

      The Company shall offer the International Securities through Merrill Lynch International ("Merrill Lynch"), Cazenove & Co. and NatWest Securities Limited, and will enter into an agreement (the "International Terms Agreement") providing for the sale of the International Securities to, and the purchase and offering thereof by, Merrill Lynch, Cazenove & Co. and NatWest Securities Limited and each of the other Underwriters named in the International Terms Agreement

                                       -1-

(collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Cazenove & Co. and

NatWest Securities Limited are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of International Initial Securities set forth in said International Terms Agreement, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the International Option Securities to cover over-allotments, if any.

      It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement"), subject to the completion of a related terms agreement thereto (the 'U.S. Terms Agreement") (collectively, the International Terms Agreement and the U.S. Terms Agreement are referred to herein as the "Terms Agreements") providing for the offering by the Company of an aggregate of 2,260,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Oppenheimer & Co., Inc., PaineWebber Incorporated and Prudential Securities are acting as representative(s) (the "U.S. Representative(s)") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or part of the U.S. Underwriters' pro rata portion of up to 339,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

      The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities".

      The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

      The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-06207) and pre-effective Amendment No. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the Terms Agreements. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the
Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations for Non-United States Holders.") The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated July 5, 1996 and preliminary U.S. Prospectus dated July 5, 1996, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

      SECTION 1.   REPRESENTATIONS AND WARRANTIES.

      (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each International Manager named in the International Terms Agreement, as of the date thereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

            (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement and any post-effective amendments thereto (including, the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the Prospectuses.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the International Prospectus delivered to the International Managers for use in connection with the offering of the International Securities will, at the time of delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (2) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the date of the Prospectus, at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (3) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (4) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectuses, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Except (A) as otherwise stated in the Registration Statement or (B) in the case of the unaudited interim financial statements and the pro forma financial information incorporated by reference therein, as otherwise stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the

      Registration Statement and the Prospectuses present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements and the unaudited financial statements, as the case may be, included in the Registration Statement and the Prospectuses. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (5) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for the initial and regular quarterly dividends on the Company's outstanding shares of preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (6) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement and the applicable Terms Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

            (7) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation (or partnership or joint venture in the case of a non-corporate subsidiary) in good standing under the laws of the jurisdiction of its organization, has corporate power (or partnership or joint venture power in the case of a non-corporate subsidiary) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation (or partnership or joint venture in the case of a non-corporate subsidiary) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than the pledges to banks under the loan agreements of the Company. None of the outstanding shares of capital stock of the Subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party, or otherwise.

            (8) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, contemplated under this Agreement and the International Purchase Agreement, pursuant to employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise.

            (9) AUTHORIZATION OF AGREEMENTS. This Agreement and the U.S. Purchase Agreement have been, and the related Terms Agreements thereto as of the date thereof will have been, duly authorized, executed and delivered by the Company.

            (10) AUTHORIZATION OF COMMON STOCK. The Securities being sold to the Underwriters pursuant to the respective Terms Agreements have been, or as of the date of the Terms Agreements will have been, duly authorized by the Company for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively. Such Securities, when issued and delivered by the Company pursuant to this Agreement, the U.S. Purchase Agreement and the applicable Terms Agreements, against payment of the consideration therefore specified in such Terms Agreements, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. No holder of the Securities will be subject to personal liability by reason of being such a holder. There are no persons with registration or other similar rights to have securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result thereof.

            (11) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults as would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the U.S. Purchase Agreement and the applicable Terms Agreements and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectuses and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any subsidiary pursuant to, any Agreements and Instruments ,except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary other than the requirement to use proceeds of the offering contemplated hereby or in the U.S. Purchase Agreement to pay down the loan agreements.

            (12) VIOLATION OF LAW. Neither the Company nor any subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation might result in a Material Adverse Effect.

            (13) ABSENCE OF PROCEEDINGS. Except as disclosed in the Registration Statement and the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement and the Prospectuses (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement, the U.S. Purchase Agreement, the applicable Terms Agreements or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectuses, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (14) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (15) DESCRIPTIONS OF THE SECURITIES. The Securities being sold pursuant to the Terms Agreements, as of the date of the Prospectuses, will conform in all material respects to the statements relating thereto contained in the Prospectus.

            (16) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the U.S. Purchase Agreement or the Terms Agreements or in connection with the transactions contemplated under this Agreement, the U.S. Purchase Agreement or the Terms Agreements, except such as have been already obtained or as may be required under state securities laws.

            (17) POSSESSION OF LICENSES AND PERMITS. The Company and each subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and each subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such

      Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (18) TITLE TO PROPERTY. The Company and the subsidiaries have good and indefeasible title to all real property owned by the Company and the subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectuses or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any subsidiary. All of the leases and subleases material to the business of the Company and the subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (19) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (20) DERIVATIVES BUSINESS. The internal controls and policies used in connection with the natural gas derivatives business of the Company and each subsidiary are reasonable and to the best knowledge of the Company, adequate in light of the business conducted.

            (21) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
      517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

      (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby on the date of such certificate.

      SECTION 2. SALE AND DELIVERY TO INTERNATIONAL MANAGERS; CLOSING.

      (a) INITIAL SECURITIES. The several commitments of the International Managers to purchase the Initial International Securities pursuant to the International Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth.

      (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to the number of International Option Securities to cover over-allotments at a price per International Option Security equal to the price per Initial International Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial International Securities but not payable on the International Option Securities. Such option will expire 30 days after the date of the Terms Agreements, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several International Managers are then exercising the option and the time, date and place of payment and delivery for such International Option Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as hereinafter defined), unless otherwise agreed upon by the Global Coordinator and the Company. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities each such International Underwriter has severally agreed to purchase as set forth in the International Terms Agreement bears to the total number of Initial International Securities, subject to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of a fractional number of International Option Securities.

      (c) PAYMENT. Payment of the purchase price for, and delivery of, the Initial International Securities shall be made at the office of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Suite 4300, Houston, Texas 77002, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that the International Managers have exercised their option to purchase any or all of the International Option Securities, payment of the purchase price for, and delivery of such International Option Securities shall be made at the above-mentioned offices of

Andrews & Kurth L.L.P., or at such other place as shall be agreed upon by the Global Coordinator and the Company, on the relevant Date of Delivery as specified in the notice from the Global Coordinator to the Company.

      Payment shall be made to the Company by wire transfer in same day funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has severally agreed to purchase. The Lead Managers, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities and the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

      (d) DENOMINATIONS; REGISTRATION. The Initial International Securities and certificates therefor and the International Option Securities, if any, and certificates therefor shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Initial International Securities and certificates therefor and the International Option Securities, if any, and certificates therefor will be made available for examination and packaging by the Lead Managers in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with Merrill Lynch and with each International Manager participating in the offering of International Securities as follows:

            (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, of the 1933 Act Regulations and will notify the Global Coordinator immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement, or the filing of any supplement or amendment to the Prospectuses, (ii) the receipt of any comments from the Commission,
      (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under

      Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the Prospectuses included in the Registration Statement at the time it became effective or to the Prospectuses filed after the effectiveness of the Registration Statement, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

            (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, (i) signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), (ii) copies of the Registration Statement and each amendment thereto in the form electronically filed with the Commission pursuant to EDGAR and (iii) signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The Registration Statement and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Managers, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Managers may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and the Terms Agreements, and in the Registration Statement and the Prospectuses. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

            (f) BLUE SKY QUALIFICATIONS. The Company will use reasonable commercial efforts, in cooperation with the International Managers, to qualify the International Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for so long as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the International Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the International Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the International Securities.

            (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

            (i) LISTING. The Company will use its reasonable commercial efforts to effect the listing of the Securities, subject to notice of issuance to be provided at the Closing Time, on the New York Stock Exchange.

            (j) RESTRICTION ON SALE OF SECURITIES. Between the date of the Terms Agreement and the Closing Time or such other date specified in the Terms Agreement, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any share of Common Stock or Common Stock equivalent.

            (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement or the International Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the duplication and delivery to the International Managers of this Agreement, the Terms Agreement, any Agreement Among International Managers and such other documents as may be required in connection with the offering, purchase, sale and delivery of the International Securities, (iii) the preparation, issuance and delivery of the International Securities and the certificates for the International Securities to the International Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the International Managers and the transfer of the International Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the International Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Managers in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the International Managers of copies of each preliminary prospectus, any Term Sheet, and the Prospectuses and any amendments or supplements thereto and (vii) the fees and expenses incurred in connection with the listing of the International Securities on the New York Stock Exchange.

      (B) TERMINATION OF AGREEMENT. If the Terms Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5(l) or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

      SECTION 5. CONDITIONS OF INTERNATIONAL MANAGERS' OBLIGATIONS. The obligations of the International Managers to purchase and pay for the International Securities pursuant to the International Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

            (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

            (c) OPINION OF COUNSEL FOR INTERNATIONAL MANAGERS. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in paragraphs (1), (6), (7), (8) (solely as to the information in the International Prospectus under "Description of Capital Stock" or to any other caption purporting to describe any such International Securities), (14) and (15) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

            (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the Company executed by the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) there are no material subsidiaries other than those set forth on Schedule I hereto, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company's knowledge, threatened by the Commission.

            (e) ACCOUNTANTS' COMFORT LETTERS. At the time of the execution of the Terms Agreements, the Lead Managers shall have received (i) from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its Subsidiaries contained, or incorporated by reference, in the Registration Statement and the Prospectuses and (ii) from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information of Transok, Inc. contained, or incorporated by reference, in the Registration Statement and the Prospectuses.

            (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Lead Managers shall have received from each of Deloitte & Touche LLP and Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

            (g) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (h) LOCK-UP AGREEMENTS. At the date of the Terms Agreement, the Lead Managers shall have received, in form and substance satisfactory to them, each lock-up agreement, if any, specified in the Terms Agreement as being required to be delivered by the persons listed therein.

            (i) PURCHASE OF INITIAL U.S. SECURITIES. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

            (j) CONDITIONS TO PURCHASE OF INTERNATIONAL OPTION SECURITIES. If the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (1) OFFICERS' CERTIFICATE. A certificate, dated such Date of
            Delivery, of the Company executed by the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (2) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of
            Baker & Botts, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (3) OPINION OF COUNSEL FOR INTERNATIONAL MANAGERS. The
            favorable opinion of Andrews & Kurth L.L.P., counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (4) BRING-DOWN COMFORT LETTER. A letter from each of Deloitte
            & Touche LLP and Arthur Andersen LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (k) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the International Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the International Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

            (l) TERMINATION OF TERMS AGREEMENT. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the International Terms Agreement (or, with respect to the International Managers' exercise of the over-allotment option for the purchase of International Option Securities on a Date of Delivery after the Closing Time, the obligations of the International Managers to purchase the International Option Securities may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in
      Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

      SECTION 6.   INDEMNIFICATION.

      (a) INDEMNIFICATION OF INTERNATIONAL MANAGERS. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any International Manager from whom the person asserting any losses, liabilities, claims, damages or expenses purchased International Securities, or any person controlling such International Manager, if a copy of the Prospectuses (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such International Manager to such person if such is required by law at or prior to the written confirmation of the sale of such International Securities to such person and if the Prospectuses (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectuses.

      (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

      (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Lead Managers, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(2) or 6(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement.

      SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to the Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to the International Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an International Managers within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names on the Terms Agreement and not joint.

      SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or the International Terms Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the International Securities.

      SECTION 9.   TERMINATION.

      (a) PURCHASE AGREEMENT. This Agreement (excluding the Terms Agreement) may be terminated for any reason at any time by the Company or by the Lead Managers upon giving 30 days' prior written notice of such termination to the other party or as otherwise provided for herein.

      (b) TERMS AGREEMENT. The Lead Managers may terminate the International Terms Agreement, by notice to the Company, at any time at or prior to Closing Time or any relevant Date of Delivery if (i) there has been, since the time of execution of the Terms Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, Inc. or if trading generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (c) LIABILITIES. If this Agreement or the International Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

      SECTION 10. DEFAULT BY ONE OR MORE OF THE INTERNATIONAL MANAGERS. If one or more of the International Managers shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager(s) shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date pursuant to such International Terms Agreement, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting International Managers, or

            (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date pursuant to such International Terms Agreement, this Agreement (or, with respect to the International Managers' exercise of an over-allotment option for the purchase of International Option Securities on a Date of Delivery after the Closing Time, the obligations of the International Managers to purchase, and the Company to sell, such International Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting International Manager.

      No action taken pursuant to this Section 10 shall relieve any defaulting International Manager from liability in respect of its default.

      In the event of any such default which does not result in (i) a termination of the Terms Agreement or, (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or the Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

      SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Wood Steinberg, Vice President; and notices to the Company shall be directed to it at 1301 McKinney Street, Suite 700, Houston, Texas 77010, attention of James W. Whalen, Executive Vice President, Chief Financial Officer and Treasurer.

      SECTION 12. PARTIES. This Agreement and the International Terms Agreement shall each inure to the benefit of and be binding upon the Company, the Lead Managers and, upon execution of the International Terms Agreement, any other International Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement or the International Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and any table of contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                         Very truly yours,

                                         TEJAS GAS CORPORATION

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
CAZENOVE & CO.
NATWEST SECURITIES LIMITED

By:   MERRILL LYNCH INTERNATIONAL

By_______________________________
       Authorized Signatory

For themselves and as Lead Managers and as the only
International Managers named in the International Terms
Agreement.